EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Network-1 Security Solutions, Inc. (the "Company") on Form S-8 (333-64066), of our report dated March 24, 2004, except as to notes M[3] and M[4] as to which the dates are March 31, 2004 and April 13, 2004, respectively, on our audits of the financial statements of the Company as of December 31, 2003 and 2002 and for each of the years then ended, which report is included in this Annual Report on Form 10-KSB.


Eisner LLP

New York, New York
April 13, 2004